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                                                                    EXHIBIT 4(c)

                       NONQUALIFIED STOCK OPTION AGREEMENT

                           CORNICHE GROUP INCORPORATED
                      1992 STOCK OPTION PLAN FOR DIRECTORS

         1. Grant of Option. Pursuant to the Corniche Group Incorporated 1992 Stock Option Plan for Directors (the "Plan") of Corniche Group Incorporated, a Delaware corporation (the "Company"), the Company grants to

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                              (the "Participant"),

an option to purchase shares of Common Stock of the Company ("Common Stock") as follows.

         On the date hereof, the Company grants to the Participant an option (the "Option" or "Stock Option") to purchase one thousand five hundred (1,500) full shares (the "Optioned Shares") of Common Stock at a purchase price equal to $________ per share (the "Option Price"). The date of grant of this Stock Option is _________________, 2000 (the "Date of Grant").

The "Option Period" shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant. The Stock Option is a nonqualified stock option.

         2. Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board of Directors of the Company (the "Board") or the Committee and communicated to the Participant in writing.

         3. Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, one hundred percent (100%) of this Stock Option shall be vested and exercisable on the first anniversary of the Date of Grant, provided the Participant has been a director of the Company, any parent of the Company, or any subsidiary of the Company from the Date of Grant to such vesting date.

         4. Term; Forfeiture. For purposes of this Agreement, while the Participant is a director of (i) the Company, (ii) any parent of the Company, or
(iii) any subsidiary of the Company, he is a "Director." If this Stock Option is not vested on the date the Participant ceases to be a Director (the "Termination Date"), then this Stock Option shall immediately terminate and be forfeited on such Termination Date. Except as otherwise provided in this Agreement, the unexercised portion of the Stock Option that is vested on the Termination Date will terminate and be forfeited at the first of the following to occur:



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                  i.       5 p.m. on the date the Option Period terminates;

                  ii. 5 p.m. on the date which is three (3) years following the Participant's Termination Date in the event the Participant ceases to be a Director for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

                  iii. 5 p.m. on the date which is four (4) years following the Participant's Termination Date in the event the Participant ceases to be a Director as a result of the Participant's permanent and total disability (as defined in Section 22(e)(3) of the Code); or

                  iv. 5 p.m. on the date which is five (5) years following the Participant's Termination Date in the event the Participant ceases to be a Director as a result of the Participant's death.

         5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant's guardian or personal or legal representative. If the Participant ceases to be a Director as a result of the Participant's death prior to the date specified in Section 4.i., or if the Participant ceases to be a Director for any reason other than death but the Participant dies prior to the forfeiture dates specified in Section 4 hereof, and if the Participant dies without having exercised this Stock Option as to the maximum number of Optioned Shares with respect to which the Stock Option is vested as set forth in Section 3 hereof as of the date of death, then the following persons may exercise the vested and exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the forfeiture dates applicable to the Participant as specified in Section 4 hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

         6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

         7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of Optioned Shares with respect to which the Stock Option is to be exercised, the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the Optioned Shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company or (b) Common Stock owned by the Participant at least six months prior to the Exercise Date, valued at its Fair Market Value on the Exercise Date.




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         Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office within ten (10) business days after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

         If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Stock Option, and right to purchase such Optioned Shares may be forfeited by the Company.

         8. Nonassignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order that would qualify as a qualified domestic relations order as defined in Section 414(p) of the Code, if such provision were applicable to the Stock Option.

         9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by the Stock Option until the issuance of a certificate or certificates to the Participant for the Optioned Shares. The Optioned Shares shall be subject to the terms and conditions of this Agreement regarding such shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         10. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with Section 11 of the Plan.

         11. Nonqualified Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.

         12. Community Property. Each spouse individually is bound by, and such spouse's interest, if any, in any Optioned Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

         13. Participant's Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The



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obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

         14. Investment Representation. Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

         16. Participant's Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

         17. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

         19. No Right to Continue Service. Nothing herein shall be construed to confer upon the Participant the right to continue to provide services to the Company or to any parent or subsidiary of the Company, whether as a consultant or as an outside director, or interfere with or restrict in any way the right of the Company or any parent or subsidiary of the Company to discharge the Participant as a consultant or outside director at any time.

         18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

         19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.



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         20. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

         21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

         22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted by the Plan.

         23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

         24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

             a. Notice to the Company shall be addressed and delivered as follows:

                  Corniche Group Incorporated
                  610 South Industrial Blvd., Suite 220
                  Euless, Texas 76040
                  Attn:
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                  Facsimile:
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             b.   Notice to the Participant shall be addressed and delivered as set forth on the signature page.

         26. Tax Requirements. The Participant, upon exercise of any portion of the Stock Option, shall be required to pay the Company the amount of all taxes which the Company is



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required to withhold as a result of the exercise of the Stock Option; such obligation to pay such taxes may be satisfied by any of the following or any combination thereof: (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligation of the Company; (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant owns but has not acquired from the Company within six months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; or (iii) the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; provided that, shares cannot be withheld in connection with the exercise of a Stock Option in excess of the minimum number required for tax withholding, and to permit the Stock Option to be accounted for as a fixed award. Any such withholding payments with respect to the exercise of any portion of the Stock Option in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

                                           CORNICHE GROUP INCORPORATED


                                           By:
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                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           PARTICIPANT:



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                                           Signature

                                           Name:
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                                           Address:
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